Exhibit 10.116

ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

STATE OF TEXAS	§
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF GREGG	§

THAT the undersigned, JDT TRUST, whose address is 1111 Kensington Ct., Longview, Texas 75605, in and for the consideration of TEN & NO/100 ($10.00) DOLLARS, and other good and valuable consideration, the receipt and sufficiency of which as a full and adequate consideration is hereby acknowledged, does hereby Grant, Bargain, Sell, Convey, Assign and Deliver all of its right, title and interest of any nature, quality and quantity in and to the following Oil, Gas and Mineral Leases, to-wit:

1.	That certain Oil, Gas and Mineral Lease from Emma Killingsworth, as Lessor, to J. E. Ferrell, as Lessee, dated September 13, 1930, of record in Book 4, Page 468, of the records of the County Clerk of Gregg County, Texas; and,

2.	That certain Oil, Gas and Mineral Lease from F. K. Lathrop, etal, as Lessors, to B. A. Skipper, as Lessee, dated the 24th day of April, 1930, of record in Volume 4, Page 429, of the records of the County Clerk of Gregg County, Texas;

insofar as said leases cover the lands located in Gregg County, Texas, and the rights thereunder as more fully described in that certain Assignment dated August 29, 2001, from Meadows Oil Co., as Assignor, unto Cayman Leigh Thomas 1998 Irrevocable Trust, as Assignee, which is filed for record in the Official Public Records of Gregg County, Texas under file #200124995, unto ENERGYTEC, INC., whose address is 14785 Preston Road, Suite 550, Dallas, Texas 75254, its successors and assigns.

This Assignment is made subject to all burdens of royalties, overriding royalties, and all other burdens out of production from the premises which may now be of record, including, without limitation, that certain Assignment of Overriding Royalty dated the 14th day of August, 2000, from Jurassic Exploration, Inc., as Assignor, to Geological Exploration, Inc., as Assignee, which is filed for record in the Official Public Records of Gregg County, Texas, under file #200017349, reference to which is hereby made for all purposes and the undersigned does hereby acknowledge said Assignment to be a valid and subsisting conveyance of the Overriding Royalty purported to be conveyed and does hereby ratify said Assignment in all of its provisions as if the undersigned had then fully executed and acknowledged the same. In addition thereto, the undersigned does hereby reserve unto itself, its beneficiaries, successors and assigns, as an overriding royalty, an undivided Seven and One-Half Percent (7 1/2%) of all oil and gas produced and sold from the premises to be paid upto the undersigned, free and clear of all costs of producing and marketing the same, except for taxes levied thereupon, until such time as said Overriding Royalty shall have paid the undersigned, its beneficiaries, successors and/or assigns, the sum of One Hundred Thousand & No/100 Dollars ($100,000.00), and upon such time this reservation unto the undersigned of Overriding Royalty shall terminate and cease to exist and shall revert unto the Assignee herein, its successors and assigns.

Assignor hereby also reserves all oil on hand in the tanks located thereon.

This assignment is made without warranty of title, either expressed or implied, except as to the actions of the Assignor herein, but otherwise with full subrogation and substitution with respect to all warranties made by Assignor’s predecessors in title.

Executed this the 22nd day of September, 2003.

JDT Trust

By:	C. Kyle Smith, Trustee

STATE OF TEXAS	§

COUNTY OF GREGG	§

This instrument was acknowledged before me on this the                  day of September, 2003, by C. Kyle Smith.

Notary Public in and for the State of Texas